Exhibit 10.1

THIRD AMENDMENT TO REVOLVING PROMISSORY NOTE AGREEMENT

This Third Amendment to Revolving Promissory Note Agreement is made and entered into as of the 21st day of November 2022, by and between Outdoor Specialty Products, Inc., a Nevada corporation (“Borrower”), and Kirk Blosch (“Noteholder”).

WHEREAS, Borrower and Noteholder entered into that certain Revolving Promissory Note Agreement, dated January 4, 2021, in the original principal amount of $40,000.00, as amended by that certain First Amendment to Revolving Promissory Note Agreement, dated as of December 1, 2021 and that Second Amendment to Revolving Promissory Note Agreement dated as of June 2, 2022 (collectively, the “Original Note”); and

WHEREAS, Borrower and Noteholder desire to further amend the Original Note to increase the amount of Principal Indebtedness and extend the Maturity Date as provided herein.

NOW, THEREFORE, in consideration of the premises and covenants set forth herein, the parties hereto agree as follows:

1. Increase in Principal Indebtedness. The Original Note is hereby amended by changing the principal amount of the Note at the top of the first page from US $55,200 to US$75,000 and by changing the amount of the Principal Indebtedness in the preamble of the Original Note from FIFTY-FIVE THOUSAND TWO HUNDRED AND NO/100 DOLLARS (US$55,200.00) to SEVENTY-FIVE THOUSAND AND NO/100 DOLLARS ($75,000).

2. Extension of Maturity Date. Section 1(a) of the Original Note captioned “Maturity Date,” is hereby amended by changing the Maturity Date from December 31, 2022, to December 31, 2023.

3. Defined Terms / No Further Modification. Any terms used but not defined herein shall have the meanings ascribed to them in the Original Note. Except as expressly set forth herein, the Original Note shall remain unmodified and shall continue in full force and effect.

Dated as of November 21, 2022.

Borrower:	OUTDOOR SPECIALTY PRODUCTS, INC.

	By	/s/ Kirk Blosch
	Name:	Kirk Blosch
	Title:	President

Noteholder:

/s/ Kirk Blosch
Kirk Blosch